EXHIBIT 5.1

 [Letterhead of Skadden, Arps, Slate, Meagher & Flom (Illinois)]



                          March 3, 1999



 LaSalle Partners Incorporated
 200 East Randolph Drive
 Chicago, Illinois  60601

           Re:  LaSalle Partners Incorporated
                Registration Statement on Form S-3 (No. 333-70969)

 Ladies and Gentlemen:


       We are acting as special counsel to LaSalle Partners Incorporated, a Maryland corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (File No. 333-70969) relating to the registration for resale of 1,150,000 shares (the "Shares") of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), held by the selling stockholders listed in the Registration Statement (as defined below).

       This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

       In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-3 (File No. 333-70969), as filed with the Securities and Exchange Commission (the "Commission") under the Act on January 21, 1999, Amendment No. 1 thereto, as filed with the Commission on February 11, 1999 and Amendment No. 2 thereto, as filed with the Commission on March 3, 1999 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) the Amended and Restated Articles of Amendment and Amended and Restated Bylaws of the Company, as presently in effect; (iii) a specimen certificate representing the Common Stock; (iv) certain resolutions of the Board of Directors of the Company relating to the issuance of the Shares and related matters; and (v) the Subscription Agreement (the "Subscription Agreement"), effective as of April 23, 1997, entered into by the Company and DEL-LPL Limited Partnership, DEL-LPAML Limited Partnership, DSA-LSPL, Inc., DSA-LSAM, Inc, DEL/LaSalle Finance Company, L.L.C., Galbreath-LPL Holdings, LLC and Galbreath Holdings, LLC. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

       In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and due execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

       Members of our firm are admitted to the practice of law in the State of Illinois, and we do not express any opinion as to the laws of any other jurisdiction. With respect to matters of Maryland law, we are relying with your consent solely on the opinion of Piper & Marbury L.L.P., Baltimore, Maryland, a copy of which has been delivered to you.

       Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and nonassessable.

       We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                     Very truly yours,


                     /s/ Skadden, Arps, Slate, Meagher & Flom (Illinois)